Exhibit 99.1





                                                           For Immediate Release
                                                            Windsor, Connecticut
                                                       Contact: Robert A. Lerman
                                                                    860-683-2005
     PRESS RELEASE                                             December 15, 2005
                                                                    OTCBB:  TDYT


Thermodynetics Announces the Appointment of Floyd J. Lewis as Director of Sales and Marketing for our Turbotec Products subsidiary

Thursday, December 15th, 2005

THERMODYNETICS, INC., WINDSOR, CT (TDYT:OTCBB)


We are pleased to announce the addition of Floyd J. Lewis to the senior management team at Turbotec Products. Mr. Lewis will serve as Turbotec's Director of Sales and Marketing, reporting to Mr. Sunil Raina, Vice President and General Manager. Mr. Lewis' twenty-year-plus background has been predominantly in the HVAC industry, serving in various capacities at Hydrotherm, Inc. (a manufacturer of heating boilers), Mestek, Inc (HVAC), Koldwave (air conditioning) and Space Pak (high velocity air conditioning). Both Koldwave and Space Pak are Mestek companies. Mr. Lewis, with his successful career at these companies, is anticipated to be a valuable addition in relation to the expansion plans of Turbotec. Mr. Raina stated "I am excited to have Floyd join our management team. His background will help us expand our interests in serving existing customers as well as opening new commercial avenues for us. We are committed to developing new products and markets and establishing our sales representative network with Floyd's help." Mr. Lewis will be based at Turbotec's facility in Windsor, CT and he can be reached at 860 683 2005, extension 134.

FORWARD LOOKING STATEMENTS
--------------------------
This report contains certain forward-looking statements regarding the Company, its business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause the Company's actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: the Company's ability to successfully and timely develop and finance new projects, the impact of competition on the Company's revenues, changes in unit prices, and supply and demand for the Company's tubing product lines in the markets served. When used, words such as "believes," "anticipates," "expects," "continue", "may", "plan", "predict", "should", "will", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by the Company in this report, news releases, and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business.

         Thermodynetics, Inc. through its Turbotec Products, Inc. subsidiary is a manufacturer of high performance, high quality heat exchangers, fabricated metal components and flexible connector products for heat transfer, transportation, and plumbing applications. The Company markets its products in the United States, Canada and abroad to customers in the space conditioning, refrigeration, biomedical, plumbing, appliance, water heating, automotive, and aerospace industries.

         The Company's products are presently used in heat pumps as condensers and evaporators in heating, refrigeration, food processing and air-conditioning systems; in the biomedical field (as blood or intravenous fluid heat exchangers); in heat recovery units used to heat water with waste heat from air conditioning, refrigeration systems; in ice production systems; in laser coolers, beverage dispensers, food processing systems, chillers, heat pump systems and boilers, and modules for use as components in large condensing or desuperheater systems; and are generally usable in most applications where heat transfer is required. The tubing is also used as a flexible connector in plumbing applications.